EXHIBIT 10.1

September 15, 2017

John Gavigan

Dear John,

As part of the transition to the “Surviving Corporation” that will be created by the Agreement and Plan of Merger between First Financial Bancorp and MainSource Financial Group, Inc. (the “Merger Agreement”), we are pleased to conditionally offer you the full-time position of Chief Administrative Officer, of the Surviving Corporation, reporting to the Chief Executive Officer. This offer will become effective as of the “Effective Time” of the merger and is specifically conditioned upon the “Closing of the Merger” as those terms are defined in the Merger Agreement. Please refer to the final page of this letter for a full list of conditions applicable to this offer.

Your total rewards package will include a competitive combination of salary and incentive pay, benefits, opportunities for career development and a great work environment that we believe makes First Financial Bank unique.

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Your starting salary will be $310,000 (USD) annually. Your salary will cover any and all hours you may be required to work in any given workweek. The position is classified as exempt under the terms of the Fair Labor Standards Act; therefore, it is not eligible for overtime pay.

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You will be a participant in the Bank’s Short Term Incentive Plan (STIP). Your annual target will be 50% of your eligible base compensation. The Short Term Incentive Plan is an annual cash compensation plan that is based on the financial performance of the company, as determined by the Compensation Committee of the Board.

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You will be eligible for First Financial Bank’s Long-Term Incentive Plan (LTIP). Awards are made annually and are fully discretionary based on your individual performance, as well as your contribution relative to your peers. LTIP awards are typically delivered in shares of First Financial Bank restricted stock, which vest evenly over a three-year time frame. LTIP awards are subject to final approval by the CEO and the Board of Directors. You will be eligible to participate in LTIP beginning in 2018 with a target of 50%.

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You will be eligible to receive severance and change in control benefits pursuant to the attached Severance and Change in Control Agreement. Please note that your signature to this agreement is a condition to your offer and a condition of your employment with the Surviving Corporation.

You will continue to be eligible for First Financial Bank’s full array of health, life, disability and retirement savings benefits.

This letter does not constitute or create nor is it intended to constitute or create a contract between you and First Financial Bank for employment, hours of work, or the providing of benefits.  In accepting this conditional offer of employment, you certify your understanding that your employment will be on an at-will basis. As an at-will employee, you will be free to terminate your employment with First Financial Bank at any time, with or without cause or advance notice. Likewise, First Financial Bank will have the right to reassign you, to change your compensation and benefits, or to terminate your employment at any time, with or without cause or advance notice.

I look forward to receiving your signed acceptance of this offer on the following page of this letter by 5:00 pm, Tuesday, September 19, 2017. Please scan it and email it to me at marysue.findley@bankatfirst.com.

If you have any questions, please contact me directly at13-979-5734 (work) or 513-254-1452 (cell) or marysue.findley@bankatfirst.com. I look forward to welcoming you to the First Financial Bank team.

Sincerely,

Mary Sue Findley
SVP, Chief Talent Officer

CC:

ACCEPTANCE OF OFFER AND CONDITIONS

You acknowledge and agree that, pursuant to the Merger Agreement, this offer is contingent upon the following: (i) the Closing of the Merger; (ii) you continuing to be employed by First Financial Bank immediately before the Effective Time of the merger in the same capacity as you were employed as of the date of the Merger Agreement; (iii) ratification by the Compensation Committee of the Board of Directors of the Surviving Corporation; and (iv) your signature to the attached Severance and Change in Control Agreement prior to the Effective Time.

Additionally, you acknowledge and agree that this offer will become effective as of the Effective Time. You also acknowledge and agree that should the merger fail to close, so that there is no Effective Time, this offer shall be void, with no force or effect.

You acknowledge and agree that this conditional offer letter and the Severance and Change in Control Agreement represent the entire understanding between you and First Financial that no verbal or written agreements, promises or representations that are not specifically stated in this conditional offer or the Severance and Change in Control Agreement, are or will be binding upon First Financial.

If you are in agreement with the above, please sign below.

Accepted: /s/John M. Gavigan             Date: September 22, 2017
John M. Gavigan